Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON ADDED TO RUSSELL MICROCAP® INDEX

ST. PAUL, Minn. — July 2, 2008 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, announced today that it has been added to the Russell Microcap® Index. Russell Investments reconstituted its family of U.S. indexes on June 27, 2008.

Membership in the Russell Microcap Index, which remains in place for one year, means automatic inclusion in the appropriate growth and value style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

“We believe that inclusion in the new Russell Microcap Index recognizes IntriCon’s solid performance as a company,” said Mark Gorder, chief executive officer of IntriCon. “We’re leveraging our body-worn device expertise to drive top- and bottom-line growth, and the Russell Microcap Index is a great opportunity to enhance our visibility among both current and prospective investors.”

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. An industry-leading $4.4 trillion in assets currently are benchmarked to them.

Annual reconstitution of Russell indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization to create the Russell 3000® Index and Russell Microcap Index.

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

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IntriCon Corporation

July 2, 2008

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, prospects in the miniature body-worn device arena, future growth and expansion, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the Tibbetts acquisition, including unanticipated liabilities and expenses, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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